Exhibit 99.1
Thryv Reports Third Quarter 2026 Results, Focuses on Execution as a Pure-Play SaaS Business

–Successfully Launches Thryv's AI-Powered Growth Platform
–Q3 SaaS Monthly ARPU Grew Year-Over-Year to $373
–Beat Updated Q3 SaaS Adjusted EBITDA Guidance (after adjusting for the impact of discontinued operations)

DALLAS, November 9, 2026 – Thryv Holdings, Inc. (Nasdaq:THRY) (“Thryv” or the “Company”), provider of an AI-powered growth platform for local service businesses, reported results for the third quarter of 2026.

Third Quarter Financial 2026 Highlights1:
•SaaS revenue was $112.0 million, a decrease of 3.3% year-over-year, of which revenue from growth products grew 16%2 year-over-year, offset by headwinds in legacy CRM products
•Marketing Services revenue was $6.9 million
•Consolidated total revenue was $118.9 million
•Consolidated net loss was $116.0 million, or ($2.61) per diluted share; which includes a non-cash goodwill impairment charge of $94.8 million, compared to net loss of $24.9 million, or ($0.57) per diluted share, for the third quarter of 2025
•Consolidated Adjusted EBITDA was $4.2 million, representing an Adjusted EBITDA margin of 3.5%, compared to Consolidated Adjusted EBITDA of ($4.6) million, representing an Adjusted EBITDA margin of (3.3%), for the third quarter of 2025
•SaaS Adjusted EBITDA was $9.5 million, representing an Adjusted EBITDA margin of 8.5%, compared to SaaS Adjusted EBITDA of $5.6 million, representing an Adjusted EBITDA margin of 4.8%, for the third quarter of 2025
•Marketing Services Adjusted EBITDA was ($5.3) million, representing an Adjusted EBITDA margin of (76.3%), compared to Marketing Services Adjusted EBITDA of ($10.1) million, representing an Adjusted EBITDA margin of (47.1%), for the third quarter of 2025
•Consolidated Gross Profit was $73.7 million
•Consolidated Adjusted Gross Profit3 was $78.4 million
•SaaS Gross Profit was $73.2 million, representing a Gross Margin of 65.4%
•SaaS Adjusted Gross Profit1 was $77.6 million, representing an Adjusted Gross Margin of 69.3%
1 All amounts are from continuing operations. See “Print Divestiture” below for additional information.
2 Excludes CRM products. Growth products include the Thryv Growth Platform and additional marketing value-added services.
3 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.

Recent Business Highlights and Metrics
•Quality customers4 (defined as those contributing more than $400 in monthly recurring revenue) accounted for 72% of SaaS revenue3 in the third quarter of 2026
•SaaS clients were 98 thousand at the end of the third quarter of 2026
•Seasoned Net Revenue Retention5 was 89% for the third quarter of 2026
•SaaS monthly Average Revenue per Unit (“ARPU”)6 was $373 for the third quarter of 2026, an increase of 2.2% year-over-year

“We delivered a solid third quarter, driven by strong momentum and customer adoption of our new AI-powered Thryv Growth Platform™,” said Joe Walsh, CEO of Thryv. “As a result of the upcoming sale of our print directories business and our ongoing strategic restructuring, Thryv is now positioned to operate as a pure-play SaaS company. Looking ahead, we remain focused on execution, optimizing our cost structure, reducing outstanding debt and other liabilities, and further strengthening our balance sheet and financial profile.”

4 Excludes customers and revenue attributed to the Keap acquisition.
5 Seasoned NRR is calculated by dividing the revenue of all clients that have had one or more SaaS offerings for at least two years as of the last month of the year or quarter, as applicable, by the same clients' revenue one year ago. For each reporting quarter, the weighted-average monthly NRR from all the months in the quarter are reported. Seasoned NRR excludes clients acquired in the Keap acquisition.
6 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a weighted-average calculation and inclusive of the impact from the Keap acquisition.

Print Divestiture

During the year ended December 31, 2023, the Company made the strategic decision to exit its Marketing Services business by the end of 2028 as part of its plan to fully transition into a SaaS-driven business model. In connection with this strategy, on September 12, 2026, Thryv, Inc., a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Coldwater YP, LLC (the “Purchaser”), an affiliate of Carolwood, L.P., pursuant to which the Company has agreed to sell the assets of its print Yellow Pages and print White Pages directories in the United States, Australia, and New Zealand, the digital editions of those print directories, and Australia White Pages online (collectively, the “Print Business”) for a cash purchase price of $142.0 million, subject to customary purchase price adjustments (the “Print Transaction”). The Print Transaction is expected to close in the fourth quarter of 2026, subject to certain closing conditions.

As the Print Transaction represents a strategic shift that will have a major effect on the Company's operations and financial results, the Print Business' financial position and results of operations are presented as discontinued operations herein and comparable prior periods have been recast to reflect this change. Unless otherwise noted, all activities and amounts reported in this earnings release relate to the Company's continuing operations and exclude activities and amounts related to the Print Business. See Note 2, Discontinued Operations, of our Q3 2026 Quarterly Report on Form 10-Q for additional information regarding discontinued operations.

Q3 2026 SaaS Adjusted EBITDA Guidance Updated for Impact of Discontinued Operations

Subsequent to us issuing SaaS Adjusted EBITDA guidance for third quarter of 2026 on August 4, 2026, we entered into the Purchase Agreement for the sale of the Print Business. At the time we issued the Q3 2026 SaaS Adjusted EBITDA guidance, we prepared the guidance using the historical cost allocation approach, which allocates shared costs of the SaaS segment and the Marketing Services segment based on each segment’s percentage of revenue. Because the vast majority of the Marketing Services segment’s Q3 2026 revenue is now reported as discontinued operations, approximately 94% of these shared costs from continuing operations in the third quarter of 2026 are now allocated to the SaaS segment, thereby reducing the SaaS segment’s reported Q3 2026 Adjusted EBITDA.

To allow comparability between the Q3 2026 SaaS Adjusted EBITDA guidance issued on August 4, 2026 and the reported Q3 2026 SaaS Adjusted EBITDA that includes the impact of classifying the Print Business as discontinued operations, the following reconciliation shows what Thryv’s SaaS segment third quarter 2026 Adjusted EBITDA guidance would have been had the Print Business been reported as discontinued operations at the time the guidance was issued:

	3rd Quarter
	2026
(in millions)	Low	High
Original SaaS Adjusted EBITDA[7]	$8.5	$9.5
Impact of cost allocation related to discontinued operations[8]	(5.6)	(5.6)
Updated SaaS Adjusted EBITDA[9]	$2.9	$3.9

Outlook
Based on information available as of November 9, 2026, Thryv is issuing guidance10, on a continuing operations basis, for the fourth quarter of 2026 and updating full year 2026 as indicated below:

	4th Quarter	Full Year
(in millions)	2026	2026
SaaS Revenue	$110.0 - $111.0	$453.0 - $454.0
SaaS Adjusted EBITDA[11]	($4.5) - ($5.5)	$16.5 - $17.5

	4th Quarter	Full Year
(in millions)	2026	2026
Marketing Services Revenue	$2.0 to $3.0	$35.0 - $36.0
Marketing Services Adjusted EBITDA[11]	($11.0) to ($12.0)	($21.0) - ($22.0)

Earnings Conference Call Information
Thryv will host a conference call on Monday, November 9, 2026 at 4:30 p.m. (Eastern Time) to discuss the Company's third quarter 2026 results.

To listen to this conference call, please use this link. After registering, a confirmation email will be sent, including access details. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

7 Reflects our originally reported third quarter 2026 forward-looking non-GAAP guidance from August 4, 2026.
8 Reflects the cost allocation adjustment lowering the third quarter SaaS EBITDA guidance for the presentation of the Print Business as discontinued operations. Historically, Thryv's shared costs were allocated based on each segments' percentage of revenue. However, under GAAP, only costs directly related to the Print Business, such as printing, publishing, distribution and headcount costs, can be classified as discontinued operations.
9 Represents what the Q3 2026 SaaS Adjusted EBITDA guidance would have been on a continuing operations basis.
10 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.
11 SaaS and Marketing Service Adjusted EBITDA are forward-looking non-GAAP financial measurers. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable effort.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenue	$118,937	$137,427	$376,274	$421,240
Cost of services	45,245	51,714	144,911	153,494
Gross profit	73,692	85,713	231,363	267,746

Operating expenses:
Sales and marketing	44,942	55,870	136,874	168,182
Research and development	8,432	10,765	27,372	29,627
General and administrative	35,775	44,242	115,866	142,487
Impairment charges	94,800	—	94,800	—
Total operating expenses	183,949	110,877	374,912	340,296

Operating loss	(110,257)	(25,164)	(143,549)	(72,550)
Other income (expense):
Interest expense	(4,380)	(4,841)	(12,221)	(15,193)
Interest expense, related party	(2,459)	(2,751)	(7,408)	(8,728)
Net periodic pension cost	(328)	(665)	(1,030)	(2,211)
Other income	734	682	1,721	3,631
Loss from continuing operations before income tax benefit	(116,690)	(32,739)	(162,487)	(95,051)
Income tax benefit	710	7,847	9,024	20,505
Loss income from continuing operations	$(115,980)	$(24,892)	$(153,463)	$(74,546)
Discontinued Operations
Income from discontinued operations before income tax expense	15,657	44,210	50,528	116,406
Income expense on discontinued operations	(2,745)	(13,664)	(12,251)	(31,893)
Income from discontinued operations	12,912	30,546	38,277	84,513
Net (loss) income	$(103,068)	$5,654	$(115,186)	$9,967
Other comprehensive loss:
Foreign currency translation adjustment, net of tax	77	(272)	(432)	(531)
Comprehensive (loss) income	$(102,991)	$5,382	$(115,618)	$9,436
Basic
Loss from continuing operations per share	$(2.61)	$(0.57)	$(3.46)	$(1.71)
Income from discontinued operations per share	0.29	0.70	0.86	1.94
Basic (loss) income per share	$(2.32)	$0.13	$(2.60)	$0.23
Diluted
Loss from continuing operations per share	$(2.61)	$(0.57)	$(3.46)	$(1.71)
Income from discontinued operations per share	0.29	0.70	0.86	1.94
Diluted (loss) income per share	$(2.32)	$0.13	$(2.60)	$0.23
Weighted-average shares used in computing basic and diluted net loss (income) per common share:
Basic	44,438,288	43,747,896	44,335,648	43,636,031
Diluted	44,438,288	43,747,896	44,335,648	43,636,031

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$8,752	$10,752
Accounts receivable, net of allowance of $7,004 in 2026 and $8,299 in 2025	17,545	14,583
Contract assets, net of allowance of $3 in 2026 and $2 in 2025	611	411
Taxes receivable	697	8,134
Deferred costs	8,336	10,215
Prepaid expenses and other current assets	15,813	11,305
Current assets of discontinued operations	123,004	123,457
Total current assets	174,758	178,857
Fixed assets and capitalized software, net	45,893	50,870
Goodwill	159,009	253,809
Intangible assets, net	21,488	25,929
Deferred tax assets	141,030	133,221
Other assets	12,035	5,162
Non-current assets of discontinued operations	—	40,739
Total assets	$554,213	$688,587

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,740	$8,643
Accrued liabilities	109,225	89,776
Current portion of unrecognized tax benefits	1,892	28,303
Contract liabilities	24,789	21,065
Current portion of Term Loan	21,000	10,500
Current portion of Term Loan, related party	14,000	7,000
ABL Facility	17,600	—
Other current liabilities	1,890	3,905
Current liabilities of discontinued operations	7,846	10,401
Total current liabilities	207,982	179,593
Term Loan, net	111,112	125,419
Term Loan, net, related party	75,457	85,448
ABL Facility	—	25,120
Pension obligations, net	37,559	44,171
Other liabilities	9,489	10,697
Total long-term liabilities	233,617	290,855
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 73,015,921 shares issued and 44,447,599 shares outstanding at September 30, 2026; and 72,002,129 shares issued and 43,815,268 shares outstanding at December 31, 2025	730	720
Additional paid-in capital	1,314,942	1,303,144
Treasury stock - 28,568,322 shares at September 30, 2026 and 28,186,861 shares at December 31, 2025	(499,818)	(498,103)
Accumulated other comprehensive loss	(15,943)	(15,511)
Accumulated deficit	(687,297)	(572,111)
Total stockholders' equity	112,614	218,139
Total liabilities and stockholders' equity	$554,213	$688,587

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities
Net (loss) income	$(115,186)	$9,967
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities from continuing operations :
Income from discontinued operations	(38,277)	(84,513)
Depreciation and amortization	31,576	30,814
Amortization of deferred commissions	4,966	10,204
Amortization of debt issuance costs	2,189	2,454
Deferred income taxes	(7,526)	7,667
Provision for credit losses and service credits	6,310	8,904
Stock-based compensation expense	11,292	19,192
Net periodic pension cost	1,030	2,211
Impairment charges	94,800	—
Gain on foreign currency exchange rates	(1,533)	(3,126)
Other	307	38
Changes in working capital items, excluding acquisitions:
Accounts receivable	(3,935)	(6,861)
Prepaid expenses and other assets	(11,248)	(21,187)
Accounts payable and accrued liabilities	(6,213)	(16,993)
Contract liabilities	3,709	2,397
Other liabilities	(10,128)	(1,273)
Net cash used in operating activities from continuing operations	(37,867)	(40,105)
Net cash provided by operating activities from discontinued operations	77,453	81,426
Net cash provided by operating activities	39,586	41,321

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(23,613)	(22,491)
Other	307	(143)
Net cash used in investing activities from continuing operations	(23,306)	(22,634)

Cash Flows from Financing Activities
Payments of Term Loan	(5,250)	(21,000)
Payments of Term Loan, related party	(3,500)	(14,000)
Proceeds from ABL Facility	237,753	303,528
Payments of ABL Facility	(245,273)	(286,901)
Principal payments on finance lease obligations	(661)	(724)
Repurchases of common stock	—	(4,999)
Other	(1,536)	166
Net cash used in financing activities from continuing operations	(18,467)	(23,930)
Effect of exchange rate changes on cash, cash equivalents and restricted cash from continuing operations	416	(143)
Effect of exchange rate changes on cash, cash equivalents and restricted cash from discontinued operations	(303)	734
Decrease in cash, cash equivalents and restricted cash	(2,074)	(4,652)
Cash, cash equivalents and restricted cash, beginning of period	10,869	17,760
Cash, cash equivalents and restricted cash, end of period	$8,795	$13,108

Supplemental Information
Cash paid for interest	$20,274	$24,152
Cash (received) paid for income taxes, net	$(5,953)	$4,402

Segment Information
The following tables summarize the operating results of the Company's reportable segments. As a result of the classification of the Print Business as discontinued operations for all periods presented, the segment results have been recast to remove activity related to the Print Business.

	Three Months Ended September 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Revenue
SaaS	$112,024	$115,903	$(3,879)	(3.3)%
Marketing Services	6,913	21,524	(14,611)	(67.9)%
Total Revenue	$118,937	$137,427	$(18,490)	(13.5)%

Adjusted EBITDA
SaaS	$9,483	$5,554	$3,929	70.7%
Marketing Services	(5,278)	(10,146)	4,868	48.0%
Consolidated Adjusted EBITDA[12]	$4,205	$(4,592)	$8,797	191.6%

	Nine Months Ended September 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Revenue
SaaS	$343,242	$342,037	$1,205	0.4%
Marketing Services	33,032	79,203	(46,171)	(58.3)%
Total Revenue	$376,274	$421,240	$(44,966)	(10.7)%

Adjusted EBITDA
SaaS	$22,098	$16,726	$5,372	32.1%
Marketing Services	(10,164)	(23,723)	13,559	57.2%
Consolidated Adjusted EBITDA[12]	$11,934	$(6,997)	$18,931	270.6%

12 Consolidated Adjusted EBITDA is equal to SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA. See Non-GAAP Measures below for a reconciliation of Consolidated Adjusted EBITDA to Net income (loss).

For comparative purposes, below is a table summarizing the operating results, on a continuing operations basis, of the Company's reportable segments for the fourth quarter and full year of 2025:

	Three Months Ended December 31,	Year Ended December 31,
(dollars in thousands)	2025	2025
Revenue
SaaS	$118,990	$461,027
Marketing Services	15,000	94,203
Total Revenue	$133,990	$555,230

Adjusted EBITDA
SaaS	$6,594	$23,320
Marketing Services	(7,906)	(31,629)
Consolidated Adjusted EBITDA	$(1,312)	$(8,309)

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin and Free Cash Flow, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin and Free Cash Flow because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin and Free Cash Flow are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin and Free Cash Flow provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Loss from continuing operations plus Interest expense, Income tax expense (benefit), Depreciation and amortization expense, Restructuring and integration expenses, Stock-based compensation expense, and non-operating expenses, such as Net periodic pension cost, impairment charges, and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Loss from continuing operations as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue. We define Free Cash Flow as net cash provided by (used in) operating activities less additions to fixed assets and capitalized software.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Loss from continuing operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA
Loss from continuing operations	$(115,980)	$(24,892)	$(153,463)	$(74,546)
Interest expense	6,839	7,592	19,629	23,921
Depreciation and amortization expense	11,531	9,515	31,576	30,814
Stock-based compensation expense	3,980	5,685	11,292	19,192
Restructuring and integration expenses (1)	4,150	5,371	17,815	15,546
Income tax benefit	(710)	(7,847)	(9,024)	(20,505)
Net periodic pension cost (2)	328	665	1,030	2,211
Impairment charges	94,800	—	94,800	—
Other (3)	(733)	(681)	(1,721)	(3,630)
Adjusted EBITDA	$4,205	$(4,592)	$11,934	$(6,997)
(1)For the three and nine months ended September 30, 2026 and 2025, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation. For more information on our restructuring and integration expenses, please see our Q3 2026 Quarterly Report on Form 10-Q.
(2)Net periodic pension cost is primarily from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs.
(3)Other primarily includes foreign exchange-related (income) expense.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Loss from continuing operations for the fourth quarter and full year of 2025:

	Three Months Ended December 31,	Year Ended December 31,
(in thousands)	2025	2025
Reconciliation of Adjusted EBITDA
Loss from continuing operations	$(37,491)	$(112,037)
Interest expense	7,214	31,134
Depreciation and amortization expense	8,106	38,920
Stock-based compensation expense	5,576	24,768
Restructuring and integration expenses (1)	12,441	27,986
Income tax benefit	(5,731)	(26,236)
Net periodic pension cost (2)	6,606	8,817
Other (3)	1,967	(1,661)
Adjusted EBITDA	$(1,312)	$(8,309)
(1)For the year ended 2025, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(2)Net periodic pension cost is primarily from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs.
(3)Other primarily includes foreign exchange-related (income) expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross Profit and Gross Margin:

	Three Months Ended September 30, 2026
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$73,210	$482	$73,692
Plus:
Depreciation and amortization expense	4,397	271	4,668
Stock-based compensation expense	15	1	16
Adjusted Gross Profit	$77,622	$754	$78,376
Gross Margin	65.4%	7.0%	62.0%
Adjusted Gross Margin	69.3%	10.9%	65.9%

	Three Months Ended September 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$80,956	$4,757	$85,713
Plus:
Depreciation and amortization expense	3,084	573	3,657
Stock-based compensation expense	98	15	113
Adjusted Gross Profit	$84,138	$5,345	$89,483
Gross Margin	69.8%	22.1%	62.4%
Adjusted Gross Margin	72.6%	24.8%	65.1%

	Nine Months Ended September 30, 2026
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$219,505	$11,858	$231,363
Plus:
Depreciation and amortization expense	11,721	1,073	12,794
Stock-based compensation expense	81	8	89
Adjusted Gross Profit	$231,307	$12,939	$244,246
Gross Margin	64.0%	35.9%	61.5%
Adjusted Gross Margin	67.4%	39.2%	64.9%

	Nine Months Ended September 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$239,556	$28,190	$267,746
Plus:
Depreciation and amortization expense	9,431	2,199	11,630
Stock-based compensation expense	301	64	365
Adjusted Gross Profit	$249,288	$30,453	$279,741
Gross Margin	70.0%	35.6%	63.6%
Adjusted Gross Margin	72.9%	38.4%	66.4%

The following table sets forth a reconciliation of Free Cash Flow to its most directly comparable GAAP measure, Net cash provided by (used in) operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Reconciliation of Free Cash Flow
Net cash (used in) provided by operating activities, continuing operations	$(3,590)	$1,924	$(37,867)	$(40,105)
Net cash provided by (used in) operating activities, discontinued operations	15,822	20,322	77,453	81,426
Net cash provided by operating activities	12,232	22,246	39,586	41,321
Additions to fixed assets and capitalized software	(7,492)	(7,636)	(23,613)	(22,491)
Free Cash Flow	$4,740	$14,610	$15,973	$18,830

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Loss, Net Loss Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) SaaS business and (ii) Marketing Services business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended September 30, 2026
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$112,024	$6,913	$118,937
Net Loss			(115,980)
Net Loss Margin			(97.5)%
Adjusted EBITDA	9,483	(5,278)	4,205
Adjusted EBITDA Margin	8.5%	(76.3)%	3.5%

	Three Months Ended September 30, 2025
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$115,903	$21,524	$137,427
Net Loss			(24,892)
Net Loss Margin			(18.1)%
Adjusted EBITDA	5,554	(10,146)	(4,592)
Adjusted EBITDA Margin	4.8%	(47.1)%	(3.3)%

	Nine Months Ended September 30, 2026
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$343,242	$33,032	$376,274
Net Loss			(153,463)
Net Loss Margin			(40.8)%
Adjusted EBITDA	22,098	(10,164)	11,934
Adjusted EBITDA Margin	6.4%	(30.8)%	3.2%

	Nine Months Ended September 30, 2025
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$342,037	$79,203	$421,240
Net Loss			(74,546)
Net Loss Margin			(17.7)%
Adjusted EBITDA	16,726	(23,723)	(6,997)
Adjusted EBITDA Margin	4.9%	(30.0)%	(1.7)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and SaaS offerings, which include companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products, sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the risk that the Print Transaction may not be completed on the anticipated terms or timeline, or at all, including as a result of the failure to satisfy applicable closing conditions; our ability to successfully execute our restructuring initiatives and realize the anticipated cost savings, efficiencies and other benefits from such initiatives within the expected timeframe, or at all; our ability to achieve the anticipated financial, operational and strategic benefits of the Print Transaction and our other strategic initiatives, including our ability to successfully transition to and operate our continuing businesses following completion of the Print Transaction; the level of our indebtedness and our ability to service our debt, comply with the covenants under our debt agreements, obtain any necessary waivers or amendments and reduce our leverage as anticipated, including through the use of proceeds from the Print Transaction; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications; our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses; general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws or regulations or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv (Nasdaq: THRY) is the provider of an AI-powered growth platform that helps small businesses get discovered online, identify their best customer leads, and grow revenue faster with ROI insights. The Thryv Growth Platform™ features include AI-powered websites, Thryv AI Lead Insights™, and integrations with the CRMs service businesses are already using. Thryv makes growth focused software accessible to the plumber, salon owner, contractor, lawyer, accountant and more. Approximately 100,000 businesses globally use Thryv software to get found, win customers, and invest smarter. For more information, visit www.thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com
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